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                                                                       EXHIBIT D

                            STORM TECHNOLOGY, INC.

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is entered into as of December 18, 1997, by and between Storm Technology, Inc., a Delaware corporation (the "Company"), and the L. William and L. Gay Krause Trust under Agreement dated June 21, 1994 (the "Purchaser").

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   Sale of the Shares.  Subject to the terms and conditions hereof, upon
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execution of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, (i) 1,066,666 shares of Common Stock (the "Shares") and (ii) a warrant to purchase 100,000 shares of Common Stock (the "Warrant Shares") at an exercise price of $1.90 in the form attached hereto as Exhibit A. The aggregate purchase price payable by the Purchaser
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shall be $2,012,478.95. The parties agree that $1.875 of the purchase price will be allocated to the each Share being purchased, and $0.125 will be allocated to the right to buy one Warrant Share.

     2.   Representations and Warranties of the Company. The Company hereby
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represents and warrants to the Purchaser that:

          2.1  Organization and Standing; Articles and Bylaws.  The Company is a
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corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

          2.2  Corporate Power. The Company has all requisite corporate power to
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enter into this Agreement, to sell the Shares and Warrants hereunder and to carry out and perform its other obligations under the terms of this Agreement.

          2.3  Capitalization. The authorized capital stock of the Company
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consists of 30,000,000 shares of Common Stock, $0.001 par value (the "Common
Stock"), and 500,000 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), of which 30,000 shares have been designated Series A 8.5% Convertible Preferred Stock. As of September 30, 1997, (i) 10,493,972 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; and (ii) 1,570,426 shares of Common Stock were reserved for issuance pursuant to stock options under the Company's stock option plans (the "The Company Option Plans") and rights under the Company's Employee Stock Purchase Plan.

          2.4  Authorization.
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               (a)   All corporate action on the part of the Company, its
officers, directors and stockholders necessary for (i) the sale and issuance of the Shares and Warrants pursuant hereto, (ii) the issuance of the Warrant Shares upon exercise of the Warrants, and (iii) the execution,

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performance and delivery by the Company of this Agreement has been taken. This
Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

               (b) The Shares, when issued in compliance with the provisions of this Agreement, and the Warrant Shares, when issued in accordance with the Warrants, will be validly issued, fully paid and nonassessable; provided, however, that the Shares, and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed.

               (c) No stockholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares, the Warrants or the Warrant Shares.

          2.5  Compliance with Other Instruments; None Burdensome, etc. The
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Company is not in violation of any term of Certificate of Incorporation or its
Bylaws, as amended, or any mortgage, indenture, contract, agreement, instrument, judgment, decree or order by which the Company is bound or to which its properties are subject or, to its knowledge, any statute, rule, or regulation applicable to the Company where such violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby and thereby will not result in any such violation and will not be in conflict with or constitute a default under any of the foregoing and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any of the foregoing.

     3.   Representations and Warranties of the Purchasers and Restrictions on
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Transfer Imposed by the Securities Act of 1933 and the California Corporate
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Securities Law of 1968.
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          3.1  Representations and Warranties of the Purchaser. The Purchaser
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hereby represents and warrants to the Company as follows:

               (a) The Shares, the Warrants, and the Warrant Shares (the "Securities") are being acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the California Law.

               (b) The Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder, that the Company has no present intention of registering the Securities, that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must therefore bear the economic risk of the investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser further understands that the Securities have not been qualified under the California Law by reason of their issuance in a

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transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent expressed above.

               (c) The Purchaser will not sell, negotiate, pledge or otherwise dispose of any of the Securities (other than in conjunction with an effective registration statement for the Securities under the Securities Act) in the United States, its territories and possessions or any area subject to its jurisdiction, or to any person who is a national or resident of the United States (including any estate of such person or any corporation, partnership or other entity created or organized therein) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition, and (ii) the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that such disposition will not require registration under the Securities Act.

               (d) During the negotiation of the transactions contemplated herein, the Purchaser and its counsel have been afforded full access to the corporate books, records, documents, and other information concerning the Company and have been afforded an opportunity to ask such questions of the Company's officers and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

               (e) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Shares and the Warrants pursuant to the terms of this Agreement.
               (f) The Purchaser has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement. This Agreement is q valid and binding obligation of the Purchaser enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

               (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement.

          3.2  Legends. Each certificate representing the Shares, the Warrant
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Shares or the Warrant Shares may be endorsed with legends in substantially the following form:

               (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE

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COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES
REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (b) THE HOLDER WILL NOT SELL, HYPOTHECATE, PLEDGE, OR OTHERWISE DISPOSE OF ANY INTEREST IN THE SHARES FOR A PERIOD OF TWELVE MONTHS FROM DECEMBER 18, 1997.

     4.   Miscellaneous.
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          4.1  Governing Law. This Agreement shall be governed in all respects
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by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          4.2  Entire Agreement. This Agreement constitutes the entire
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understanding and agreement between the parties with regard to the subjects hereof. This Agreement may only be amended by a written instrument signed by the Company and the Purchaser.

          4.3  Expenses.  The Company and the Purchasers shall each bear their
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respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

          4.4  Lockup. Purchaser agrees that for the first twelve (12) months
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after the date of this Agreement, the Purchaser will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of any shares of the Shares or Warrant Shares.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 STORM  TECHNOLOGY, INC.


                                 By:_________________________________

                                 Its:________________________________


                                 PURCHASER :

                                 L. William and L. Gay Krause Trust under
                                 Agreement dated  June 21, 1994


                                 By:_________________________________

                                 Its:________________________________

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